Exhibit 10.44

AGREEMENT OF SUBLEASE

THIS AGREEMENT OF SUBLEASE (this “Sublease”), made as of June 22, 2016, between HUNTON & WILLIAMS LLP, a Virginia registered limited liability partnership (“Sublessor”), having an office at 2200 Pennsylvania Avenue, N.W., Washington, DC 20037, and VANDA PHARMACEUTICALS INC., a Delaware corporation (“Sublessee”), having an office at 2200 Pennsylvania Avenue, N.W., Washington, DC 20037, recites and provides:

RECITALS

Sublessor is the tenant under that certain Lease dated December 18, 2008 (including Rider Number 1 to Lease thereto), as amended by that certain Amendment No. 1 to Lease dated as of August 16, 2011 and that certain Declaration of Lease Commencement dated as of November 18, 2011, between SQUARE 54 OFFICE OWNER LLC, a Delaware limited liability company, as landlord (“Landlord”), and Sublessor, as tenant, and as further amended by that certain Non-Disturbance and Attornment Agreement dated as of December 18, 2008, between Landlord, Sublessor and The George Washington University, a federally chartered nonprofit corporation, as ground lessor (collectively, the “Lease”).

Pursuant to the Lease, Sublessor presently leases, in addition to other space, the fifth floor in the East Tower of the building located at 2200 Pennsylvania Avenue, N.W., Washington, DC 20037 (the “Building”), for a term expiring on July 31, 2026 (unless extended or sooner terminated pursuant to the terms of the Lease). The space in the Building leased by Sublessor pursuant to the Lease is referred to herein as the “Lease Premises”).

Sublessor now desires to sublease to Sublessee a portion of the Lease Premises on the fifth floor of the East Tower of the Building containing approximately 9,928 rentable square feet, more particularly shown by black, bold highlighting around the perimeter thereof on Exhibit A hereto (the “Sublease Premises”), and Sublessee desires to sublease the Sublease Premises from Sublessor, all on the terms set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows.

1. Demise.

(a) Subject to and in accordance with the provisions of this Sublease, Sublessor does hereby sublease to Sublessee and Sublessee does hereby sublease from Sublessor the Sublease Premises for the Sublease Term (defined below). The sublease of the Sublease Premises includes the right, together with Sublessor and other tenants of the Building, to use the common and public areas within the Building and the Project (as defined in the Lease) that Sublessor is entitled to use from time to time pursuant to and in accordance with this Sublease and the Lease, which areas at present include, without limitation, the fitness center, the rooftop terrace (including, without limitation, the right to hold “events” on the rooftop terrace in accordance with Section 14.10 of the Lease), loading dock, freight elevator, communication risers and the parking garage (for monthly contract parkers). Notwithstanding the foregoing, Sublessee shall not have any of the rights of Sublessor to install antennas or other equipment on the Building roof pursuant to Article XXVIII of the Lease.

(b) Sublessor agrees that, at no charge, it shall arrange for Sublessee to be provided with forty (40) key fobs which provide access to the Sublease Premises as well as to the fitness center, the rooftop terrace, the parking garage (for monthly contract parkers) and such other common areas that Sublessee is entitled to access pursuant to this Sublease. Any additional or replacement key fobs requested by Sublessee shall be obtained by Sublessee directly from Datawatch at Sublessee’s sole cost and expense. Sublessee shall take appropriate security measures to limit the use of such key fobs to persons authorized by Sublessee, and shall store any unused key fobs in a secure location to prevent their use by unauthorized persons. Sublessee shall notify Datawatch (by telephone at (301) 280-4321 or (800) 899-9872, and by email to Helpdesk@datawatchsystems.com) and Sublessor immediately if it should learn that any of such key fobs are stolen or otherwise cannot be accounted for. At the end of the Sublease Term, Sublessee shall return all of such key fobs to Sublessor, and if any of such key fobs are missing or not operational, Sublessee shall pay any replacement fees charged by Landlord.

(c) Prior to the November 1, 2016, Sublessor will, at its expense, create a multitenant corridor on the 5th Floor, as more particularly shown on Exhibit A (“Sublessor’s Work”) and upon completion of Sublessor’s Work the Sublease Premises shall be made available to Sublessee.

2. Sublease Term.

(a) The term of this Sublease will commence on the Commencement Date and end on July 31, 2026 (the “Sublease Term”). The “Commencement Date” shall be January 1, 2017. Sublessee shall be entitled to take possession of the Sublease Premises on the later of (i) October 1, 2016, or (ii) thirty (30) days following approval from Landlord of the Sublease. On or before the Commencement Date, Sublessee shall have delivered to Sublessor the Security Deposit (defined below) and the Base Rent (defined below) for the first full month of the Sublease Term. Notwithstanding the foregoing, if completion of Sublessee Improvements is delayed beyond January 1, 2017, after Sublessee used all reasonable efforts to complete same in accordance with this Sublease, due to failure of Sublessor to review and approve Plans and Specifications or contractors, as and when required in Sections 15(b) and (c) below, the Commencement Date shall be extended by one day for each day of delay. If the Sublease Premises have not been delivered to Sublessee with Sublessor’s Work completed by November 1, 2016, Sublessee may terminate this Sublease.

(b) Notwithstanding any other provision of this Sublease, the termination or expiration of the Lease for any reason shall automatically result in the termination of this Sublease immediately upon any such termination or expiration of the Lease, and, except as otherwise expressly provided herein, the obligations of the parties hereunder to be performed from and after such termination or expiration shall cease as of the date of such expiration or termination of the Lease. Sublessor shall in no event be liable to Sublessee for any loss or damage occasioned by, or resulting from, the expiration or termination of the Lease unless the Lease is terminated by the Landlord as a direct result of any default by Sublessor under any provision of the Lease that Sublessee is either not obligated to perform pursuant to this Sublease or is obligated to perform pursuant to this Sublease but Sublessor’s default is not due to the nonperformance of such provision by Sublessee. Notwithstanding anything in the foregoing to the contrary, should Sublessor terminate the Lease for any reason, other than as a result of casualty or eminent domain, and such termination results in the termination of this Sublease and whether or not any direct lease is entered into between Sublessee and Landlord, then Sublessor shall be obligated to pay to Sublessee a sum equal to any Base Rent not abated under Section 3(b) and Allowance under Section 15(a) remaining unpaid due to any such early termination, as Sublessee’s sole and exclusive remedy hereunder.

3. Base Rent.

(a) The annual base rent (the “Base Rent”) for the Sublease Premises shall be increased by four percent (4.0%) on each anniversary of the Commencement Date as follows:

	Base Rate/RSF	Annual Base Rent	Monthly Base Rent
January 1, 2017 through December 31, 2017	$59.00	$585,752.00	$48,812.66
January 1, 2018 through December 31, 2018	$61.36	$609,182.08	$50,765.17
January 1, 2019 through December 31, 2019	$63.81	$633,505.68	$52,792.14
January 1, 2020 through December 31, 2020	$66.37	$658,921.36	$54,910.11
January 1, 2021 through December 31, 2021	$69.02	$685,230.56	$57,102.55
January 1, 2022 through December 31, 2022	$71.78	$712,631.84	$59,385.99
January 1, 2023 through December 31, 2023	$74.65	$741,125.20	$61,760.43
January 1, 2024 through December 31, 2024	$77.64	$770,809.92	$64,234.16
January 1, 2025 through December 31, 2025	$80.75	$801,686.00	$66,807.17
January 1, 2026 through July 31, 2026	$83.98	$833,753.44	$69,479.45

(b) Provided that no default by Sublessee then exists under this Sublease, and Sublessee fails to cure such default within any applicable notice and cure period set forth in (including those incorporated by reference into) this Sublease, then the Base Rent shall be abated for a period of nine (9) months commencing on the Commencement Date.

(c) Base Rent shall be payable in twelve (12) equal monthly installments in advance in immediately available funds on the first day of each and every calendar month during the Sublease Term, without prior demand therefor and without setoff or reduction whatsoever, except for any holdback, setoff or reduction permitted under Section 3(d) of this Sublease and further except that Base Rent for any partial month at the beginning or end of the Sublease Term shall be prorated on a daily basis. Base Rent and all Additional Rent (defined below) under this Sublease shall be payable in United States Dollars.

(i)	Base Rent shall be paid by check to:

Hunton & Williams LLP

PO BOX 405759

Atlanta, GA 30384-5759

(ii)	or by wire transfer of immediately available fed funds to:

Bank: SunTrust Bank, Richmond, VA

Account Name: Hunton & Williams Operating Account

Account Number: 001458094

ABA Transit Routing No: 061000104

(d) If Sublessor shall be entitled to holdback, set-off or abate “Base Rent” under the Lease for the Sublease Premises on account of any casualty, failure of the Landlord to deliver services required by the Lease or other matter that adversely affects Sublessee’s occupancy of the Sublease Premises, then Sublessee shall be entitled to the same holdback, set-off or abatement right for Base Rent hereunder on a pro-rata basis. For illustrative purposes only, if Sublessor is entitled to abate 50% of the base rent payable under the Lease for the Sublease Premises, then Sublessee shall be entitled to abate 50% of the Base Rent hereunder.

4. Additional Rent.

(a) In addition to Base Rent and the other amounts provided for in this Sublease, Sublessee shall be responsible for paying any amounts charged by Landlord or incurred by Sublessor under the Lease on account of any additional services that are not included in Operating Expenses under the Lease which are requested or incurred by Sublessee and provided by Landlord or Sublessor in respect of the Sublease Premises, including, but not limited to, additional cleaning charges, additional HVAC or overtime charges for HVAC, excess use charges for electricity, water or other utilities, security services, supplies and materials, freight elevator services, parking charges, and construction or construction-related charges. For the avoidance of doubt, Sublessee shall not have any obligation to pay any “Operating Expenses” (which term includes, among other things, “Real Estate Taxes,” “Project Common Expenses” and standard utility charges as contemplated by Section 4.1(b)(1)(i) of the Lease), as defined in the Lease, and Sublessor and Sublessee acknowledge that the Base Rent and escalations provided for herein includes 100% of Sublessee’s required contribution towards Operating Expenses.

(b) In addition to Base Rent and the other amounts provided for in this Sublease, Sublessee shall be responsible for paying, or reimbursing Sublessor for, any charges or costs imposed by Landlord on account of any failure of Sublessee to perform or comply with its obligations under this Sublease which result in a default or other charge under the Lease including, without limitation, the following: any increases in insurance premiums under Article XIII of the Lease resulting from Sublessee’s use of the Sublease Premises; any charges imposed by Landlord under Article VIII of the Lease as a result of Sublessee’s failure to properly maintain or repair the Sublease Premises; any charges imposed by Landlord under Article IX of the Lease for discharging any liens arising from any work performed, material furnished or obligations incurred by or for Sublessee or the Sublease Premises; any amounts imposed by Landlord under Article XIX of the Lease for curing any defaults of Sublessee in respect of the Sublease Premises, any parking charges imposed under the Lease for reserved or non-reserved parking spaces assigned to or requested by Sublessee, including any reserved or non-reserved parking spaces in excess of the number provided for in Section 27 below.

(c) In addition to Base Rent and the other amounts provided for in this Sublease, Sublessee shall be responsible for paying, prior to delinquency, all personal property taxes assessed in respect of Sublessee’s personal property, if any.

(d) All amounts that are payable by Sublessee under this Sublease (including, without limitation, the provisions incorporated by reference from the Lease) other than Base Rent shall be referred to in this Sublease as “Additional Rent.” Unless specifically provided otherwise herein, all

Additional Rent shall be payable by Sublessee directly to Landlord as and when due or to Sublessor within thirty (30) days after Sublessee’s receipt of an invoice for the same from Sublessor. The remedies afforded Sublessor for the non-payment of Additional Rent by Sublessee shall be the same as for nonpayment of Base Rent.

(e) Any installment of Base Rent or Additional Rent not received by Sublessor within ten (10) days following the due date thereof shall be subject to a late payment charge equal to five percent (5%) of the amount due, which charge Sublessee shall pay to Sublessor upon demand.

(f) Additional Rent payable to Sublessor shall be paid to Sublessor at the address or per the wiring instructions provided in Section 3(c). Additional Rent payable to Landlord shall be paid to Landlord at the address that Sublessor shall designate in writing to Sublessee.

(g) Subject to Sublessee’s compliance with its payment and reimbursement obligations under this Sublease including, without limitation, those under Section 3 above and this Section 4, Sublessor shall pay all “Base Rent”, “Additional Rent” and “Operating Expenses” as such terms are defined in the Lease, as and when such payments are required to be made under the Lease. Consequently, only Sublessor shall be entitled to dispute or audit such amounts, or to receive refunds of any overpayments of such amounts or the benefit of any reductions in such amounts.

5. Insurance and Casualty.

(a) In addition to any insurance required by the Lease, Sublessee shall obtain, at Sublessee’s sole cost and expense, and maintain during the Sublease Term, the following insurance coverage: (i) a general liability insurance policy with a combined property damage, bodily injury and death liability limit or combination thereof of at least $5,000,000, which policy shall be primary and non-contributing as to claims relating to injury or damage that occurs within the Sublease Premises, and (ii) a property insurance policy covering all office furniture, business and trade fixtures, office equipment, movable partitions, merchandise and all other items of Sublessee’s property in the Sublease Premises, and Sublessee’s Improvements (such insurance shall be written on an “all risks” of physical loss or damage basis, for the full replacement cost value new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance, and shall include coverage for damage or other loss caused by fire or other peril, including vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion. Sublessee shall deliver a certificate of such insurance coverage including coverage required by the Lease), in the form required by the Lease, to Sublessor contemporaneously with Sublessee’s execution of this Sublease, and shall from time to time thereafter deliver renewal certificates to Sublessor prior to the expiration of such insurance coverage. The company or companies writing such insurance, as well as the form of such insurance, shall at all times be subject to the Landlord’s approval in accordance with the provisions of the Lease and Sublessor’s reasonable approval and any such company or companies shall be licensed to do business in the jurisdiction in which the Sublease Premises are located. In addition to any others required by the Lease, the Landlord and Sublessor shall be named as additional insureds on all general liability insurance policies and as loss payee on all property insurance policies Sublessee is required to maintain hereunder, which policies shall contain provisions that they cannot be canceled except upon not less than thirty (30) days’ prior written notice to all additional insureds.

(b) Sublessee hereby releases the Landlord, Sublessor, and any superior mortgagee or superior lessor from any and all liability or responsibility (to Sublessee or anyone claiming through or under Sublessee by way of subrogation or otherwise) for any loss or damage to real or personal property in or around the Sublease Premises caused by fire or any other insured peril, even if such fire or other casualty shall have been caused by the fault or negligence of the released party or anyone for whom such party may be responsible, to the extent such loss or damage is covered by insurance policies actually maintained by Sublessee or which would have been covered by the policies required hereunder to be maintained by Sublessee. Sublessee shall procure insurance policies with such a waiver of subrogation and with a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder. Sublessor hereby releases Sublessee from any and all liability or responsibility (to Sublessor or anyone claiming through or under Sublessor by way of subrogation or otherwise) for any loss or damage to real or personal property in or around the Sublease Premises caused by fire or any other insured peril, even if such fire or other casualty shall have been caused by the fault or negligence of the released party or anyone for whom such party may be responsible, to the extent such loss or damage is covered by insurance policies actually maintained by Sublessor or required to be maintained by Sublessor under the Lease. Sublessor shall procure insurance policies with such a waiver of subrogation and with a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder.

(c) In the event of fire or other casualty affecting all of any part of the Building, if Landlord or Sublessor shall elect to terminate the Lease in accordance with the provisions of Article XVII thereof, then this Sublease automatically shall terminate as of the date the Lease is terminated. In the event of a fire or other casualty affecting the Sublease Premises, then (i) except as otherwise provided below, Sublessee shall be required to repair and restore, but only to the extent of the proceeds of the insurance actually maintained by Sublessee or required to be maintained by Sublessee under this Sublease, and any deductible thereunder, all of Sublessee’s Improvements and all decorations, trade fixtures, furnishings, equipment and personal property in the Sublease Premises (including, without limitation, the furnishings and equipment provided by Sublessor for Sublessee’s use pursuant to Section 16 hereof) (the “Sublessee Repair Obligation”) and (ii) Landlord and Sublessor shall have the respective repair obligations set forth in Article XVII of the Lease, except that Sublessor shall not have any responsibility for the work included within the Sublessee Repair Option.. If a fire or other casualty occurs in respect of all or any part of the Building, Sublessor will provide to Sublessee a copy of the “Restoration Notice” that Landlord is required to provide to Sublessor pursuant to Section 17.1(b) of the Lease promptly after Sublessor’s receipt of same. If such fire or other casualty affects the Sublease Premises, and (x) either (1) such Restoration Notice states that the “Estimated Restoration Date” is more than 60 days after the occurrence of such fire or other casualty, (2) the casualty is of a nature that will not reasonably allow Sublessee (or Sublessor, if Sublessor so elects as provided above in this Section 5(c)) to complete the Sublessee Repair Obligation and, taking into account the repairs that Landlord and Sublessor need to make, be able to recommence normal business operations in the Sublease Premises within 90 days after the occurrence of such fire or casualty, or (3) such fire or other casualty occurs within the last year of the Sublease Term, and (y) in either case if such fire or casualty was not caused by the negligence or willful misconduct of Sublessee or any affiliate of Sublessee, any permitted subtenant or any other permitted occupant of the Sublease Premises, and each of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents, invitees or representatives (each a “Sublessee Party”), and (z) if no default on the part of Sublessee is then existing, then Sublessee shall be entitled to terminate this Sublease, effective as of the date of such fire or other casualty, by giving written notice of termination to Sublessor within forty-five (45) days after Sublessor provides to Sublessee a copy of Landlord’s Restoration Notice. If Sublessee so elects to terminate this Sublease, Sublessee shall remain liable for all of its obligations and liabilities under this Sublease accruing up through the date of such termination, except that Sublessee shall be entitled to its set-off and abatement rights under Section 3(d) and Sublessee shall not be required to perform the Sublessee Repair Obligation so long as Sublessee assigns to Sublessor the proceeds of Sublessee’s property insurance in respect of such fire or other casualty actually maintained by Sublessee or required to be maintained by Sublessee under this Sublease, and pays to Sublessor the amount of any deductible under such insurance.

6. Compliance with Lease.

(a) Sublessor covenants that it shall comply with the terms, covenants and conditions of the Lease in all material respects. Sublessee acknowledges that it has read and examined a redacted copy of the Lease and (except for the provisions thereof which were redacted) is fully familiar with the terms, covenants and conditions on the Sublessor’s part to be performed thereunder, and Sublessor and Sublessee agree that except as expressly set forth in this Sublease, all of the unredacted terms, covenants and conditions of the Lease which relate to the Sublease Premises, the use thereof, the conduct of the Sublessor’s activities or operations therein or in the common areas of the Building or the Project are incorporated herein by reference and made a part hereof as if set forth in length and are hereby assumed by Sublessee and shall be applicable to this Sublease with the same force and effect as if Sublessor were the lessor under the Lease and Sublessee were the lessee thereunder, with the exception that (i) Sublessee shall only pay Base Rent and Additional Rent to Sublessor in such amounts and on such dates as are provided in this Sublease; (ii) the Sublease Term is as set forth herein and references to the “Lease Term” in the Lease shall be considered references to the Sublease Term; (iii) references to the “Premises” in the Lease shall be considered references to the Sublease Premises herein and references to the “Lease Commencement Date” in the Lease shall be considered references to the Commencement Date hereunder; (iv) Sublessee shall have no right to renew, extend or terminate the Sublease Term except as expressly set forth in this Sublease, or to expand or contract the Sublease Premises except as expressly set forth in this Sublease; (v) the Sublease Premises are being subleased to Sublessee in their “as is” condition and Sublessor shall have no obligation to make or contribute to the costs of any alterations to prepare the same for occupancy by Sublessee (other than the performance of Sublessor’s Work); (vi) Sublessee shall not be entitled to receive any allowances or rent abatements provided for in the Lease except as provided in Section 3(d) above; (vii) Sublessor shall not be liable for performing any of the obligations of the Landlord; (viii) references in the Lease to the expiration or sooner termination of the term of the Lease shall be deemed to refer instead to the expiration or sooner termination of the Sublease Term (except that the reference to the last 24 months of the Lease Term provided in Section 12.1 of the Lease shall not be deemed to refer to the last 24 months of the Sublease Term and instead shall mean and refer to the last six (6) months of the Sublease Term); (ix) Sublessee shall not be responsible to comply with any provisions of the Lease which were redacted and those provisions are not incorporated herein; and (x) the provisions which are expressly excluded as provided in Section 6(b) below shall not be a part of this Sublease. Sublessee shall have no liability under this Sublease for any Hazardous Materials brought onto the Project by Landlord or Sublessor.

(b) Notwithstanding any other provision of this Sublease to the contrary, the following provisions of the Lease shall not be part of this Sublease: (i) any provisions for the construction of any improvements to the Premises made by Landlord for Sublessor; (ii) any provision pursuant to which Sublessor is entitled to renew the Lease; (iii) any provision of the Lease that is personal to Sublessor or not applicable to any assignees or sublessees of Sublessor; (iv) any provisions relating to Sublessor’s right to make use of the Building roof (other than Sublessor’s right to use the rooftop terrace as provided for in Section 1(a) above); (v) any provisions granting to Sublessor any Building exterior or monument signage; (vi) any provisions relating to storage areas outside the Lease Premises used by Sublessor; (vii) the casualty (damage or destruction) provisions which conflict with Section 5(c) above; (viii) the security deposit and tenant improvement allowance provisions; (ix) the provisions of Section 7.4 (Business Invitees) of the Lease; and (x) the following provisions shall not apply to this Sublease: Article II, Article IV, Section 5.1 (other than Section 5.1(b)), Section 9.1, Section 10.1(d), Section 14.8, the provisions of Section 14.10 which relate to Personal Terraces (as defined in the Lease), the first sentence of Section 15.5, Section 25.3, Section 25.6, any provisions of Article XXV after Section 25.27, Articles XXVII, XXVIII, XXIX, XXX, Rider No. 1, and Exhibit F. In addition, the terms of this Sublease shall not include any of the discretionary elections and consents provided to Sublessor under the Lease. The right to make all such elections and provide all such consents shall be reserved solely to Sublessor, and

Sublessor shall in no event be liable to Sublessee for any loss or damage occasioned by or resulting from any elections made or consents given by Sublessor as lessee under the Lease. In no event shall Sublessor be deemed to have made any of the certifications, representations, warranties or indemnifications made by the Landlord under the Lease.

7. Use.

(a) Sublessee shall use and occupy the Sublease Premises for general office use, including ancillary uses thereto permitted by the Lease, in accordance with the provisions of the Lease, and Sublessee shall not use or permit the use of the Sublease Premises for any other purpose whatsoever. Sublessee shall be responsible for obtaining a certificate of occupancy for Sublessee to use the Sublease Premises (if one is required).

(b) Sublessee shall promptly provide Sublessor with notice of any change in the name of Sublessee.

8. Indemnity.

(a) Sublessee agrees to indemnify Sublessor in accordance with the terms of Section 13.1 of the Lease, as incorporated herein pursuant to Section 7(a) above, which terms Sublessee agrees shall apply to Sublessee’s construction of the Sublessee Improvements. Sublessee agrees that this Sublease is separate from and subordinate in all respects to the Lease and to any agreement to which the Lease is subject. In the event a default shall occur on the part of Sublessee and shall be continuing, then Sublessor shall have the same rights and remedies with respect to such default as are given to Landlord with respect to defaults by Sublessor after the notice and applicable cure periods under this Sublease (shortened by three days as provided in Section 17 below), all with the same force and effect as though the provisions of the Lease with respect to defaults, and the rights and remedies of Landlord in the event thereof, were set forth at length herein. Sublessee acknowledges that if any default by Sublessee under this Sublease or the provisions of the Lease incorporated herein results in Landlord’s termination of any rights of Sublessor under the Lease that are conditioned on the absence of default by Sublessor under the Lease, then Sublessor’s damages shall include, without limitation, all of Sublessor’s damages for loss of such rights. Any conflicts between the terms, covenants and conditions of this Sublease and the Lease shall be resolved in favor of this Sublease provided they are not prohibited by the express terms of the Lease.

(b) Sublessor shall not be liable to Sublessee for any damage to property or bodily injury incurred by Sublessee except to the extent of the terms of Section 13.2 of the Lease.

9. Sublessor’s Option to Perform. If a default on the part of Sublessee shall occur under this Sublease, Sublessor, without thereby waiving such default, may, at Sublessor’s option, after 10 days’ notice to Sublessee, perform the same for the account of Sublessee. If Sublessor makes any expenditures or incurs any obligations for the payment of money, including attorneys’ fees and related costs, in connection with curing Sublessee’s default, instituting, prosecuting or defending any action or proceeding, by reason of any default of Sublessee hereunder, such sums paid or obligations incurred, with interest thereon at the rate of 1.5% per month, shall be paid by Sublessee to Sublessor as Additional Rent within five days of rendition of any bill or statement to Sublessee therefor.

10. Obligations of Landlord. So long as a default on the part of Sublessee shall not be continuing, Sublessee shall be entitled to receive all services to be rendered to Sublessor under the Lease insofar as such services pertain to the Sublease Premises or to the Sublessor’s use thereof or the conduct of the activities or operations therein or in the common areas of the Building and shall be entitled to the benefit of all rights to be afforded to Sublessor under the Lease insofar as such rights pertain to the Sublease Premises or to the use thereof or the conduct of the activities or operations therein or in the common areas of the Building. Except as otherwise specified herein (e.g., with respect to the fact that Sublessee shall not be responsible for paying for “Operating Expenses” under the Lease), Sublessee shall be responsible for all charges relating thereto as provided in the Lease. Sublessor shall in good faith cooperate and coordinate with Sublessee and Landlord, at its sole cost and expense, in using commercially reasonable efforts to obtain Landlord’s performance under the Lease should Sublessee provide notice to Sublessor of any deficiency or default by Landlord, except that Sublessor shall not be required to commence any legal proceedings or arbitration or terminate the Lease. Sublessor shall have no liability of any nature whatsoever to Sublessee for Landlord’s failure to perform or render such services, and shall look solely to Landlord for all such services and shall not, under any circumstances, seek nor require Sublessor to perform any of such services, nor shall Sublessee seek to recover on any claim against Sublessor or sue Sublessor for any damages which may arise by reason of Landlord’s default under the Lease (including, without limitation, Landlord’s breach of a covenant of quiet enjoyment), or Landlord’s negligence, whether by omission or commission. No such default of Landlord shall excuse Sublessee from the performance of any of its obligations to be performed under this Sublease or entitle Sublessee to terminate this Sublease or to reduce or abate or offset any of the rents provided for in this Sublease except to the extent that Sublessor is entitled to exercise such rights under the Lease as a result of such default by Landlord.

11. Attornment.

(a) Sublessee agrees that if, by reason of default on the part of Sublessor under the Lease, Landlord or any successor-in-interest to Landlord shall request that Sublessee attorn to it as the direct tenant of Landlord or such successor-in-interest under the terms and provisions of this Sublease, then Sublessee shall attorn to Landlord or such successor-in-interest as its landlord as the direct tenant of Landlord or such successor-in-interest under the terms and provisions of this Sublease; in such event, Landlord or such successor-in-interest shall not be liable to Sublessee for any defaults theretofore committed by Sublessor and no such default shall give rise to any rights of offset or deduction against the Base Rent and Additional Rent payable under this Sublease.

(b) The provisions for attornment set forth above shall be self-operative and shall not require the execution of any further instrument. However, if Landlord or any such successor-in-interest requests a further instrument expressing such attornment, Sublessee agrees to execute the same promptly.

12. Consent to Sublease. Landlord’s written consent to this Sublease is a condition precedent to the effectiveness hereof. If such consent is not received within sixty (60) days after the date of this Sublease, then this Sublease will terminate and be of no further force and effect. In such event, neither party shall have any rights against, or obligations to the other, except (i) those set forth in any provisions of this Sublease that expressly survive termination of this Sublease, and (ii) that Sublessor shall return all monies deposited hereunder (including, without limitation, any advance Base Rent and the Security Deposit).

13. Brokers. Sublessee covenants, warrants and represents to Sublessor that it has not dealt with, or had any conversations or prior discussions with, any broker, finder or similar person in connection with the subleasing of the Sublease Premises except Savills Studley (the “Sublessee’s Broker”) and Jones Lang LaSalle Brokerage, Inc. (“Sublessor’s Broker,” and together with Sublessee’s Broker, the “Brokers”), and to its actual knowledge (i) there is no broker, finder or similar person other than the Brokers who is entitled to claim a commission, fee or other compensation in connection with this Sublease, and (ii) there is no other broker, finder or similar person who was instrumental in consummating this Sublease. Sublessor shall pay a commission to each of the Brokers pursuant to separate agreements with each of the Brokers. Sublessee shall indemnify and hold Sublessor harmless against and from all costs, expenses, damages and liabilities, including reasonable attorneys’ fees and court costs, arising from any claims for brokerage commissions, finder’s fees or other compensation if the foregoing covenant, warranty and representation is untrue in any material respect. The provisions of this Section 13 shall survive the expiration or earlier termination of this Sublease.

14. Condition of Sublease Premises. Subject to Sublessor completing Sublessor’s Work, Sublessee shall accept the Sublease Premises in their current “as-is” condition. Sublessee acknowledges that, except as expressly set forth in this Sublease, neither Sublessor, nor Sublessor’s agents, have made any representations or warranties in regard to the Sublease Premises. The taking of possession of the Sublease Premises by Sublessee shall be conclusive evidence that Sublessee accepts the same “as-is” and that the Sublease Premises were in good and satisfactory condition at the time such possession was taken.

15. Allowance; Sublessee Improvements.

(a) Sublessor shall provide a tenant improvement allowance of up to $99,280.00 (the “Allowance”) to be used by Sublessee for tenant improvements (both hard and soft costs), telephone and data cabling, furniture, fixturing, interior suite signage and moving expenses incurred within one year (except as otherwise set forth below) after the Commencement Date (the “Sublessee Improvements”). Sublessor shall fund the Allowance to Sublessee on a monthly basis, based on invoices, receipts, lien waivers and other back-up documentation provided by Sublessee and reasonably satisfactory to Sublessor. Except as otherwise set forth below, to the extent that the total cost of the Sublessee Improvements exceeds the Allowance, Sublessee shall pay the full amount of the excess. Any portion of the Sublessee Improvement costs that has not been incurred within one year after the Commencement Date shall not be available for disbursement to Sublessee and shall be retained by Sublessor without any change in the other terms of this Sublease. Notwithstanding the foregoing, if a default occurs and Sublessee fails to cure such default as permitted hereunder, then Sublessor shall have no further obligation to provide the Allowance.

(b) Prior to commencing work on the Sublessee Improvements, Sublessee shall engage SKB Architects to prepare plans and specifications and a schedule for the completion of the Sublessee Improvements (the “Plans and Specifications”). The Plans and Specifications shall be prepared at Sublessee’s expense (although subject to reimbursement from the Allowance) and submitted to Sublessor for its approval (not to be unreasonably withheld) and the approval of Landlord pursuant to the Lease (to the extent Landlord’s consent is required under the Lease). Sublessor shall use all reasonable efforts to review and either approve or request changes to the Plans and Specifications within 10 business days after receiving them from Sublessor, and shall cooperate with Sublessee to obtain Landlord’s approval or requested changes as soon as reasonably practical.

(c) Sublessee shall obtain at its expense (subject to reimbursement from the Allowance) all licenses, permits and approvals for the Sublessee Improvements. Sublessee shall engage a contractor reasonably approved by Sublessor (and Landlord, if required by the Lease), to perform the work needed to construct the Sublessee Improvements in accordance with the Plans and Specifications approved by Landlord and Sublessor and the Building Code. Sublessee shall be responsible for the cost of all permits, inspections, occupancy permits and corrective work that may be required by the applicable building inspectors (subject to reimbursement from the Allowance).

(d) Intentionally Deleted.

(e) All of the Sublessee Improvements shall be made in accordance with the provisions of the Lease, including the provisions thereof regarding any obligation to remove such improvements at the end of the Lease Term. Sublessor shall cooperate with Sublessee to ascertain from Landlord, prior to construction of the Sublessee Improvements, whether any of the Sublessee Improvements will need to be removed at the end of the Lease Term, but Sublessee shall be responsible for removing any of the Sublessee Improvements at the end of the Sublease Term, at Sublessee’s expense, if required by Landlord pursuant to the Lease. Should the Landlord charge any fees or costs on account of Sublessee’s work, Sublessee shall pay Landlord for such amounts, or reimburse Sublessor for any such amounts paid by Sublessor (subject to reimbursement from the Allowance). If any of the Sublessee Improvements involve supplying greater capacities or different types of electricity or other utilities to the Sublease Premises, Sublessee shall be solely liable for paying for all costs of installing (subject to reimbursement from the Allowance) and consuming same.

(f) Except for the Sublessee Improvements, Sublessee shall not make any alterations, additions, improvements or renovations to or affecting the Sublease Premises without the prior written consent of the Sublessor (which consent of Sublessor shall not be unreasonably withheld) and the Landlord (to the extent Landlord’s consent is required under the Lease). Any such alterations, additions, improvements or renovations approved by Sublessor and the Landlord (to the extent Landlord’s consent is required under the Lease) shall be constructed, maintained and removed (if required by Landlord pursuant to the Lease) by Sublessee at Sublessee’s sole cost and expense and in accordance with the requirements of the Lease. In addition, if any such alterations, additions, improvements or renovations involve supplying greater capacities or different types of electricity or other utilities to the Sublease Premises, Sublessee shall be solely liable for paying for all costs of installing and consuming same. The contractor that Sublessee uses for any construction or tenant improvements work in the Sublease Premises shall be subject to Sublessor’s reasonable approval and to Landlord’s approval (if required under the Lease) in accordance with the Lease. Notwithstanding anything in Sections 15(e) or (f) to the contrary, if Landlord does not require removal of Sublessee Improvements or Sublessee’s other approved alterations, additions, improvements or renovations, then Sublessor shall likewise not require removal of same.

16. Furniture. Sublessor shall leave in the Sublease Premises in its current as-is condition a portion of the furniture and equipment that are presently located in the Sublease Premises. Sublessor and Sublessee shall agree on an inventory of such portion of the furniture and equipment that is to remain in the Sublease Premises, which Sublessee shall approve and execute on or prior to the Commencement Date and all such portion of the furniture and equipment will thereafter become the personal property of Sublessee. Sublessee shall remove all such portion of the furniture and equipment in the Sublease Premises upon expiration or earlier termination of the term of this Sublease.

17. Default. Notwithstanding anything contained in any provision of this Sublease to the contrary, Sublessee agrees, with respect to the Sublease Premises, to comply with and remedy any default claimed by Landlord under the Lease and caused by any act or omission of Sublessee, within the period allowed to Sublessor as tenant under the Lease minus three days (the “Sublessee Cure Period”), even if such time period is shorter than the period otherwise allowed in the Lease due to the fact that notice of default from Sublessor to Sublessee is given after the corresponding notice of default from Landlord to Sublessor as tenant under the Lease. Sublessor agrees to forward to Sublessee, promptly upon receipt thereof by Sublessor, a copy of each notice of default received by Sublessor in its capacity as tenant under the Lease. Sublessee agrees to forward to Sublessor, promptly upon receipt thereof, copies of any notices received by Sublessee with respect to the Sublease Premises from Landlord or from any governmental authorities. In no event shall Sublessee be deemed to have a cure period under this Sublease that is longer than any corresponding cure period in the Lease.

18. Security Deposit.

(a) Sublessee shall provide to Sublessor at execution of the Sublease a security deposit in the amount of $97,625.32 (the “Security Deposit”).

(b) The Security Deposit shall be held by Sublessor, without liability for interest, as security for the faithful performance and observance by Sublessee of the terms, covenants and conditions of this Sublease. The Security Deposit shall not be considered advance rent or a limit on Sublessee’s liability for any breach of this Sublease or any indemnity obligation. In the event of a default by Sublessee in respect of any of the terms, covenants and conditions of this Sublease, including, but not limited to, the payment of Base Rent and Additional Rent, Sublessor may use, apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any Base Rent and Additional Rent or any other sum as to which Sublessee is in default or for any sum which Sublessor may expend or may be required to expend by reason of Sublessee’s default in respect of any of the terms, covenants and conditions of this Sublease, including but not limited to, any damages or deficiency in the re-letting of the Sublease Premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Sublessor. To the extent that Sublessor shall apply all or any portion of the Security Deposit as provided above and this Sublease has not been terminated, Sublessee shall, within five business days after written demand by Sublessor, pay to Sublessor a sum sufficient to restore the Security Deposit to the full amount required by this Section 18, and Sublessee’s failure to pay such amount within such time shall constitute a default under this Sublease, in respect of which Sublessor shall be entitled to exercise all of its right and remedies for nonpayment of Base Rent. In the event that Sublessee shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Sublease, the Security Deposit shall be returned to Sublessee after the date fixed as the end of the Sublease and after delivery of entire possession of the Sublease Premises to Sublessor in the condition required by this Sublease. In the event of an assignment of Sublessor’s leasehold interest in the Sublease Premises, Sublessor shall have the right to transfer the Security Deposit to the assignee and Sublessor shall thereupon be released by Sublessee from all liability for the return of the Security Deposit, and Sublessee agrees to look to the new Sublessor solely for the return of the Security Deposit; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new Sublessor. Sublessee further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Sublessor nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

19. Letter of Credit.

(a) At Sublessee’s election, in lieu of the cash Security Deposit required by Section 18 of this Sublease, Sublessee may deliver to Sublessor with Sublessee’s execution and delivery of this Sublease an irrevocable letter of credit payable in either Washington, D.C. or New York City in the amount of the Security Deposit, issued for the benefit of the Sublessor by a bank reasonably satisfactory to Sublessor (the “Issuing Bank”); provided, however, if such letter of credit provides that draws thereunder may be submitted to the Issuing Bank by fax without the requirement to submit the original of credit or the imposition of any requirements that would make the submission of such draws materially more difficult than an in-person submission in Washington, D.C., then such letter of credit may provide that in-person submission of draws thereunder may be made in Scranton, Pennsylvania or Tampa, Florida. If, during the Sublease Term, the Issuing Bank enters into any form of regulatory or governmental receivership or other similar regulatory or governmental proceeding including, without limitation, any receivership instituted or commenced by the Federal Deposit Insurance Corporation (FDIC) or is otherwise declared insolvent or downgraded by the FDIC or put on an FDIC “watchlist,” or if the financial condition of the Issuing Bank changes in any other materially adverse way, as reasonably determined by Sublessor, then Sublessee shall within 10 days after written notice from Sublessor deliver to Sublessor a replacement letter of credit which meets the requirements of this Section 19 and issued by a new Issuing Bank reasonably satisfactory to Sublessor. Sublessee’s failure to do so within 10 days after written request of Sublessor will constitute a default for which there will be no notice or cure period, and will give Sublessor the immediate right, without further notice to Sublessee, to draw upon such letter of credit. If Sublessee replaces such letter of credit pursuant to the foregoing, Sublessor will, within 10 days after Sublessor’s receipt of the replacement letter of credit, deliver to Sublessee the letter of credit so replaced. Each letter of credit will be irrevocable for the term of such letter of credit and will provide that it is automatically renewable for a period ending not earlier than 60 days after the expiration of the Sublease Term (the “Final L/C Expiration Date”) without any action whatsoever on the part of Sublessor. However, the Issuing Bank will have the right not to renew said letter of credit on written notice to Sublessor given not less than 60 days before the expiration of the then current term thereof (it being understood, however, that the privilege of the Issuing Bank not to renew said letter of credit will not, in any event, diminish the obligation of Sublessee to maintain such irrevocable letter of credit with Landlord through the date which is 60 days after the expiration of the Sublease Term). Sublessee must be the applicant of the letter of credit.

(b) The letter of credit must be issued by a bank reasonably satisfactory to Sublessor, must be in the form of Exhibit B hereto, and must provide, among other things, in effect that:

(i) Sublessor will have the right to draw down an amount up to the face amount of the letter of credit upon the presentation to the Issuing Bank of Sublessor’s sight draft;

(ii) The letter of credit will be honored by the Issuing Bank within one business day after presentment;

(iii) In the event of a transfer of Sublessor’s leasehold interest in the Lease Premises, Sublessor will have the right to transfer the letter of credit to the transferee without the payment of any transfer fees, and thereupon the Sublessor will, without any further agreement between the parties, be released by Sublessee from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of said letter of credit to a new Sublessor; and

(iv) If the expiration date of the letter of credit is a day on which the issuer’s offices are closed, the expiration date shall automatically be extended pursuant to Section 3.13 or Section 3.14 of International Standby Practices ISP98 (International Chamber of Commerce Publication no. 590).

(c) Sublessor may draw upon the letter of credit at any time and from time to time if:

(i) Sublessee has failed to fulfill one or more of its obligations under this Sublease and failed to cure the same within any applicable notice and cure period, in which case Sublessor shall not draw more than the amount that Sublessor is entitled to apply from the Security Deposit pursuant to Section 18 above; or

(ii) the letter of credit held by Sublessor will expire earlier than the Final L/C Expiration Date (whether by reason of a stated expiration date or a notice of termination or non-renewal given by the Issuing Bank), and Sublessee fails to deliver to Sublessor, at least 10 days prior to the expiration date of the letter of credit then held by Sublessor, a renewal or substitute letter of credit that is in effect and that complies with the requirements of this Section 19.

(d) If, as a result of any such application of all or any part of the Security Deposit, the amount available to be drawn under the letter of credit is less than the amount of the required Security Deposit as set forth in Section 18, Sublessee will forthwith provide Sublessor with additional letter(s) of credit in an amount equal to the deficiency.

(e) Sublessee further covenants that it will not assign or encumber said letter of credit or any part thereof and that neither Sublessor nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

(f) Without limiting the generality of the foregoing, if the letter of credit expires earlier than 60 days after the expiration of the Sublease Term, or the Issuing Bank notifies Sublessor that it will not renew the letter of credit, Sublessor will accept a renewal thereof or substitute letter of credit (such renewal or substitute letter of credit to be in effect not later than 10 days prior to the expiration thereof), irrevocable and automatically renewable as above provided to the Final L/C Expiration Date upon the same terms as the expiring letter of credit or such other terms as may be acceptable to Sublessor. However, if the letter of credit is not timely renewed or a substitute letter of credit is not timely received, Sublessor may present such letter of credit to the bank, in accordance with the terms of Section 19(c), and the entire sum secured thereby will be paid to Sublessor, to be held by Sublessor as provided in this Section 19 and as provided in Section 18 above. If Sublessee fails to maintain the letter of credit in the amount and terms set forth in this Section 19, Sublessee must immediately deposit with Sublessor a replacement letter of credit complying with the requirements of this Section 19, failing which the Sublessor may present such letter of credit to the bank, in accordance with the terms of this Section 19, and the entire sum secured thereby will be paid to Sublessor, to be held by Sublessor as provided in this Section 19 and Section 18.

20. Notices. All notices required by, or provided in connection with, this Sublease shall be sent by certified mail, return receipt requested, or by nationally recognized overnight delivery service, or by personal delivery, to the Sublessor at its address in the preamble of this Sublease, to the attention of “Office Managing Partner,” with a copy to Sublessor at Hunton & Williams LLP, 951 East Byrd Street, Richmond, Virginia 23219, Att’n: Chief Administrative Officer, and to Sublessee at 2200 Pennsylvania Avenue, N.W., Washington, DC 20037, Attn: Chief Executive Officer, with a copy to Sublessee at the Sublease Premises, Attn: Legal Department. Either party may change its notice address by providing notice of such new addresses by notice to the other party as provided herein. Any notice sent in the manner provided herein shall be deemed to be received three days after posting certified mail with the U.S. Postal Service, or the business day after delivery of such notice to such overnight delivery service, or upon personal delivery. Refusal to accept delivery shall constitute receipt of any such notice.

21. Holdover. In the event Sublessee, or anyone claiming through or on behalf of Sublessee, remains in possession of the Sublease Premises after the expiration or earlier termination of this Sublease without the execution of a new sublease or a direct lease with Landlord, (i) Sublessor shall be entitled to all of the rights and remedies which are available to a landlord against a tenant holding over after the expiration of a term, at law and in equity, and to such other rights and remedies as may be provided for the Landlord in the Lease or the Sublessor in this Sublease, and (ii) Sublessee, at the option of Sublessor, shall be deemed to be occupying the Sublease Premises as a tenant from month to month, at a monthly rental equal to 150% of the Base Rent that was payable for the last month of the Sublease Term, plus the Additional Rent payable hereunder, subject to all of the other terms of this Sublease insofar as the same are applicable to a month-to-month tenancy. In addition, Sublessee shall be liable to Sublessor for any damages (actual or consequential) that Sublessor incurs due to Sublessee’s holdover and shall indemnify, defend and hold harmless Sublessor for any claims or liabilities attributable to any such holding over.

22. No Damages for Consents. The provisions of the Lease notwithstanding, and in addition thereto, with respect to any provision of this Sublease which provides, in effect, that Sublessor shall not unreasonably withhold or unreasonably delay any consent or any approval, Sublessee shall, in no event, be entitled to make, nor shall Sublessee claim any money damages by way of setoff, counterclaim or defense, based upon any claim or assertion by Sublessee that Sublessor has unreasonably withheld or unreasonably delayed any consent or approval if such withholding or delay is due to the action or inaction of Landlord, in which case, Sublessee’s sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance, injunction or declaratory judgment.

23. Costs. Whenever Sublessee requests the consent or approval of Sublessor under this Sublease, Sublessee shall pay to Sublessor, as Additional Rent within ten (10) days after demand therefor, all reasonable costs assessed by Landlord against Sublessor resulting therefrom.

24. Assignments and Subletting. Sublessee may not further sublease or allow any other person to use all or any portion of the Sublease Premises or assign, mortgage, pledge or otherwise encumber all or any of Sublessee’s rights under this Sublease without the prior written consent of both the Sublessor (which consent by Sublessor shall not be unreasonably withheld, conditioned or delayed) and Landlord (if and to the extent required by the Lease). In all events, Sublessee shall comply with the provisions of Article VII (Assignment and Subletting) of the Lease, and any event or transaction that requires the consent of the Landlord under the Lease shall require the consent of the Sublessor under this Sublease (which consent by Sublessor shall not be unreasonably withheld, conditioned or delayed). Sublessor have the right, effective as of the date of any proposed assignment or sublease requiring its consent, to (a) terminate this Sublease with respect to an assignment; (b) recapture the space to be re-sublet if more than 50% of the Sublease Premises is sublet (but only if Landlord exercises its recapture rights), (c) intentionally deleted; or (d) approve or not approve the proposed transfer (not to be unreasonably withheld, conditioned or delayed), subject to all of Landlord’s rights under the Lease and Sublessor’s rights under this Sublease. Notwithstanding the forgoing, but subject to the provisions of the Lease, Sublessor’s consent shall not be required for Sublessee’s assignment of this Sublease to a successor by merger, or the purchaser of the stock or substantially all of the assets of Sublessee or to an affiliate or subsidiary of Sublessee. In the event of a sublease or an assignment by Sublessee that does not require Sublessor’s consent, Sublessee shall provide to Sublessor written notice of such sublease or assignment.

25. Authorization.

(a) Sublessee hereby covenants, represents and warrants that Sublessee is a duly organized and validly existing corporation under the laws of the State of Delaware, that Sublessee has obtained, or prior to the commencement of its business in the Sublease Premises shall obtain, all licenses, permits and approvals to carry on its business in the District of Columbia, that the person(s) executing this Sublease on behalf of Sublessee is a duly authorized officer of Sublessee, that such person(s) are duly authorized to execute, acknowledge and deliver this Sublease to Sublessor, confirmation thereof to be received by Sublessee on or before June 17, 2016; and that this Sublease constitutes the valid and binding agreement of Sublessee and is enforceable in accordance with its terms. Sublessee shall provide copies of such documents as Sublessor may require to evidence and confirm all of the foregoing.

(b) Sublessor hereby covenants, represents and warrants that Sublessor is a duly organized and validly existing registered limited liability partnership under the laws of the Commonwealth of Virginia, that Sublessor has obtained all licenses, permits and approvals to carry on its business in the District of Columbia, that the person(s) executing this Sublease on behalf of Sublessor are duly authorized to execute, acknowledge and deliver this Sublease to Sublessee; and that this Sublease constitutes the valid and binding agreement of Sublessor and is enforceable in accordance with its terms. Sublessor shall provide copies of such documents as Sublessee may require to evidence and confirm all of the foregoing.

26. Access to Sublease Premises. Subject to the applicable regulations of Landlord and the terms of the Lease, Sublessee shall have access to the Sublease Premises twenty-four (24) hours a day, seven (7) days a week. In addition to Landlord’s access rights under the Lease, Sublessor shall have access to the Sublease Premises to exercise its rights under Section 12.1 of the Lease as incorporated herein upon 24 hours’ prior notice except in the case of emergency, in which case Sublessor shall be entitled to immediate access.

27. Parking.

(a) Sublessor shall make available to Sublessee, from parking spaces available to Sublessor under the Lease, one unreserved parking space in the Building garage for each 1,500 rentable square feet within the Sublease Premises, rounded to the nearest whole number. Sublessee will contract directly with the parking garage operator for the parking contracts.

(b) Sublessee acknowledges that it is familiar with the provisions of the Lease governing parking, and accepts full responsibility for complying with such provisions. Sublessee shall pay all parking fees and charges imposed from time to time by Landlord or the parking garage operator for any parking spaces used by Sublessee. Sublessor shall comply with all parking regulations set forth in the Lease or otherwise promulgated by Landlord.

28. Signage. Sublessor, at Sublessor’s cost and in accordance with the Lease, shall provide Sublessee with one directory listing in the Building’s electronic directory in the Building lobby, subject to Landlord’s rules and requirements. Sublessee, at Sublessee’s cost and in coordination with Sublessor, shall have the right to install one suite entry sign for the Sublease Premises in the 5th Floor elevator lobby subject to and in accordance with the provisions of the Lease. Immediately upon the execution of this Lease, Sublessor and Sublessee shall coordinate such signage with each other and the Landlord. Nothing in this provision shall preclude Sublessor from changing or adding additional signs in such elevator lobby (provided that Sublessee’s sign is not affected) subject to and in accordance with the Lease. At the end of the Sublease Term, Sublessee, at Sublessee’s expense (or at Sublessor’s option, Sublessor, at Sublessee’s reasonable expense) shall remove the sign from the elevator lobby and repair any damage resulting from the installation or removal of such sign, and comply with any provisions of the Lease pertaining to its sign.

29. Confidentiality. Sublessee agrees to keep the provisions of the Lease and this Sublease, and all related correspondence, plans and other documents, strictly confidential in accordance with the provisions of the Confidentiality Agreement dated as of May 5, 2016 (the “Confidentiality Agreement”), between Sublessor and Sublessee, the terms of which are incorporated herein as if set forth in full herein, except that (i) the term “Information” as used in the Confidentiality Agreement shall also include this Sublease and all related correspondence, plans and other documents and (ii) notwithstanding the provisions of Section 4 of the Confidentiality Agreement, the provisions of the Confidentiality Agreement incorporated herein as provided above shall not be deemed to have terminated with the termination of the Confidentiality Agreement pursuant to such Section 4. The provisions of this Section 29 shall survive the expiration or earlier termination of this Sublease for the maximum period permitted by applicable law. Notwithstanding the foregoing, Sublessee, which is a public company, may publicly disclose information in its quarterly, annual, and other filings as is required by law to be disclosed in the periodic filings required of public companies.

30. Expansion Rights.

(a) Sublessee shall have a one-time right of first offer to lease any space on the 5th Floor contiguous to the Sublease Premises that becomes available during the Sublease Term (the “ROFO Space”). The ROFO Space shall be subject and subordinate to all existing renewal and expansion rights granted to existing tenants on the 5th Floor of the East Tower and to any need Sublessor shall have for the ROFO Space. The ROFO Space will not be available unless (i) Sublessee has not been in default beyond any applicable grace or cure period under the Sublease within the twelve (12) month period immediately prior to the ROFO notification, and (iii) Sublessee is occupying at least seventy-five percent (75%) of the Sublease Premises.

(b) When Sublessor determines the date the ROFO Space will be or is available, Sublessor shall notify Sublessee in writing, informing Sublessee of the anticipated delivery date for the ROFO Space (the “ROFO Notice”). Sublessee shall have ten (10) business days to elect to exercise its option to lease the ROFO Space by written notice to Sublessor, which election shall be binding on Sublessee. After the ROFO Notice has been provided to Sublessee, and either accepted or declined by Sublessee, Sublessee thereafter shall no longer have any right of first offer to any space on the 5th Floor. Upon receipt of Sublessee’s written notice exercising its option to lease the ROFO Space, Sublessor and Sublessee shall have thirty (30) days to negotiate mutually acceptable business terms for the sublease of the ROFO Space. The rental terms for any ROFO Space shall be one hundred percent (100%) of the then prevailing “Fair Market Rental Rate” (as defined below) for comparable space in comparable buildings taking into account all relevant factors. The parties agree that there shall be no Tenant Improvement Allowance provided to Sublessee by Sublessor for the ROFO Space.

(c) “Fair Market Rental Rate” shall mean Sublessor’s good faith determination of the per square foot rental rate a typical office tenant in a first-class office building of similar location, age, quality and condition to the Building in the Washington, D.C. submarket (the “Submarket”) would, at that time, pay for the ROFO Space or space comparable thereto, including lease concessions, free rent, tenant improvement allowances and other incentives then being offered by landlords to office tenants at similar office buildings in the Submarket (subject to being equitably adjusted to reflect variations in circumstances and other appropriate factors). Sublessor shall communicate its determination of Fair Market Rental Rate, made in its sole discretion but in good faith as aforesaid, to Sublessee as soon as practicable, but not later than fifteen (15) days after Sublessee delivers notice of its intention to exercise the option to lease the ROFO Space. If such rate is agreed upon by Sublessee, then the Fair Market Rental Rate shall be equal to such rate and shall be binding and conclusive upon the parties. Should Sublessee disagree with Sublessor’s determination of Fair Market Rental Rate, then Sublessee shall notify Sublessor of such disagreement within ten (10) business days after its receipt of Sublessor’s determination. The Fair Market Rental Rate for the Premises shall then be determined by a board of three (3) licensed commercial real estate brokers, one of whom shall be named by the Sublessor, one of whom shall be named by Sublessee, and the two so appointed shall select a third. Each real estate broker so selected shall be licensed in the jurisdiction in which the Building is located as a real estate broker specializing in the field of commercial office leasing in the Washington, D.C. Submarket, having no less than ten (10) years’ experience in such field, and recognized as ethical and reputable within the field. Sublessor and Sublessee agree to make their appointments promptly within ten (10) days after Sublessor’s receipt of Sublessee’s notice of such disagreement, or sooner if mutually agreed upon. The two (2) brokers selected by Sublessor and Sublessee shall promptly select a third broker within ten (10) days after they both have been appointed, and each broker, within fifteen (15) days after the third broker is selected, shall submit his or her determination of the Fair Market Rental Rate. The Fair Market Rental Rate shall be the mean of the two closest rental rate determinations. Sublessor and Sublessee shall each pay the fee of the broker selected by it, and they shall share equally the payment of the fee of the third broker.

(d) The ROFO Space premises shall be delivered in its then “as-is” condition with a rent free period of up to ninety (90) days for the purpose of constructing any improvements to the ROFO Space premises.

(e) The right of first offer set forth in this Section 30, shall be personal to Sublessee only, and shall not be transferrable to any assignee or sublessee, even if permitted hereunder.

31. Miscellaneous Provisions.

(a) Headings used herein are for convenience only and shall not be construed to limit or extend the meaning of any provision of this Sublease.

(b) The provisions of this Sublease are severable and, if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision or part thereof in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Sublease in any jurisdiction.

(c) This Sublease shall be governed by and construed in accordance with the laws of the jurisdiction in which the Sublease Premises are located, without regard to conflicts of laws principles.

(d) This Sublease may be executed in two or more counterparts, each of which shall be deemed an original and which together shall constitute one and the same instrument.

(e) This Sublease constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior discussions, understandings, agreements and negotiations between the parties hereto. This Sublease shall not be modified or amended and no waiver of any provision hereof shall be effective unless set forth in an instrument duly executed by the parties hereto.

(f) The provisions of this Sublease shall extend to and shall bind and inure to the benefit of the parties hereto and their respective heirs, personal representatives, and permitted successors and assigns. If Sublessor transfers its estate in the Sublease Premises, Sublessor shall thereafter be relieved of all obligations of Sublessor expressed in this Sublease or implied by law, except those arising out of a breach or default by Sublessor prior to such transfer.

(g) One or more waivers of any covenant or condition by Sublessor shall not be construed as a waiver of a further breach of the same or other covenant or condition, and any consent or approval shall not be deemed to waive or render unnecessary Sublessor’s consent or approval to any subsequent similar action. Sublessor’s acceptance of Base Rent or Additional Rent during the continuance of any breach of this Sublease shall not constitute a waiver of such breach. Any payment by Sublessee of a lesser amount of Base Rent or Additional Rent than is due shall be applied to such arrearage as Sublessor may designate irrespective of any contrary designation by Sublessee and Sublessor’s acceptance of any such payment shall not be deemed an accord and satisfaction or waiver of any default by Sublessee, and shall be without prejudice to Sublessor’s right to pursue all if its remedies.

(h) Notwithstanding any provision to the contrary contained in this Sublease, Sublessee’s obligations to indemnify Sublessor hereunder shall survive the expiration of the Sublease Term or any earlier termination of this Sublease.

(i) TIME SHALL BE OF THE ESSENCE with regard to each date by which performance is required by the parties under this Sublease.

(j) Sublessee hereby represents and warrants to Sublessor that: (i) Sublessee is not, nor is it owned or controlled directly or indirectly by, any person, group, entity or nation named on any list issued by OFAC pursuant to Executive Order 13224 or any similar list or by any law, order, rule or regulation or any Executive Order of the President of the United States as a terrorist, “Specially Designated National and Blocked Person” or other banned or blocked person (any such person, group, entity or nation being hereinafter referred to as a “Prohibited Person”; (ii) Sublessee is not (nor is it owned or controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) from and after the effective date of the above-referenced Executive Order, Sublessee (and any person, group, or entity which Sublessee controls, directly or indirectly) has not conducted nor will conduct business nor has engaged nor will engage in any transaction or dealing with any Prohibited Person in violation of the U.S. Patriot Act or any OFAC rule or regulation, including, without limitation, the making or receiving of any contribution of funds, good or services to or for the benefit of a Prohibited Person in violation of the U.S. Patriot Act or any OFAC rule or regulation. In connection with the foregoing, it is expressly understood and agreed that the representations and warranties contained in this subsection shall be continuing in nature and shall survive the expiration or earlier termination of this Sublease.

(k) This Sublease has been fully negotiated at arm’s length between Sublessor and Sublessee, and Sublessor and Sublessee are fully informed with respect thereto. No party shall be deemed the scrivener of this Sublease and the provisions of this Sublease and the exhibits or schedules hereto shall be construed as a whole according to their common meaning and not strictly for or against either Sublessor or Sublessee.

32. Waiver of Jury Trial. INSOFAR AS PERMITTED BY LAW, SUBLESSOR AND SUBLESSEE HEREBY EXPRESSLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING OR COUNTERCLAIM BETWEEN THE PARTIES HERETO, OR THEIR SUCCESSORS OR PERMITTED ASSIGNS, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS SUBLEASE OR ANY OF ITS PROVISIONS, SUBLESSEE’S USE OR OCCUPANCY OF THE PREMISES, AND/OR CLAIM OF INJURY OR DAMAGE. THE PROVISIONS OF THIS SECTION 32 SHALL SURVIVE THE EXPIRATION OR EARLIER TERMINATION OF THIS SUBLEASE.

33. Notice. THIS DOCUMENT DOES NOT CONSTITUTE AN ACTUAL OR IMPLIED OFFER OR ACCEPTANCE OF AN OFFER TO SUBLEASE THE PREMISES. THIS DOCUMENT SHALL NOT BE BINDING ON ANY PERSON OR ENTITY UNLESS AND UNTIL IT IS DULY EXECUTED BY AND DELIVERED TO EACH PARTY TO THIS DOCUMENT.

34. Quiet Enjoyment. Sublessor covenants that if Sublessee shall pay all Base Rent and Additional Rent due from Sublessee under this Sublease when the same shall be due and perform all of the covenants of Sublessee set forth herein, Sublessee shall, during the Sublease Term, freely, peaceably and quietly occupy and enjoy the full possession of the Sublease Premises without molestation or hindrance by Sublessor or any party claiming by or through Sublessor, subject to the provisions of this Sublease.

35. Non-Recourse. Sublessee acknowledges that Sublessor is a Virginia registered limited liability partnership and agrees that, notwithstanding anything to the contrary provided in this Sublease, (a) no present, future or past partner, officer, member or employee of Hunton & Williams LLP or any successor of Hunton & Williams LLP that is a natural person, (b) natural person that is an owner of a professional corporation that is a present, future or past partner or member of Hunton & Williams LLP or any successor of Hunton & Williams LLP, and (c) no professional corporations that are a present, future or past partner or member of Hunton & Williams LLP or any successor of Hunton & Williams LLP, and none of the estates, beneficiaries or family members of any of the foregoing, shall have any personal liability to Sublessee for any of the obligations of Sublessor under this Sublease. Sublessor (including any successor in interest as tenant under the Lease) shall be solely and exclusively liable for all of the obligations of Sublessor under this Sublease.

36. Representations of Sublessor. Sublessor hereby represents that (i) to its knowledge, neither Sublessor nor Landlord are in default under the Lease, and (ii) there is no litigation pending or to Sublessor’s knowledge threatened which would, if adversely determined, affect the ability of Sublessor to enter into this Sublease or perform its obligations or the ability of Landlord to consent to this Sublease.

37. Damages. Notwithstanding anything herein to the contrary and except as provided in Section 21 above, each party’s liability under this Sublease shall be limited to actual damages, not consequential damages.

[The rest of this page is blank; signature page follows.]

IN WITNESS WHEREOF, Sublessor and Sublessee have executed this Sublease as of the date first above written.

SUBLESSOR:

HUNTON & WILLIAMS LLP, a Virginia registered limited liability partnership

By:	/s/ Daniel M. Campbell

Print name:	Daniel M. Campbell

Title:	Partner

SUBLESSEE:

VANDA PHARMACEUTICALS INC., a Delaware corporation

By:	/s/ Mihael H. Polymeropoulos

Print name:	Mihael H. Polymeropoulos

Title:	Chief Executive Officer

EXHIBIT A: 2200 Penn Floor Plan – 5th Floor

9,928 RSF shown below in blue:

Exhibit B Form of Letter of Credit

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

ISSUE DATE:

ISSUING BANK:

SILICON VALLEY BANK

3003 TASMAN DRIVE

2ND FLOOR, MAIL SORT HF210

SANTA CLARA, CALIFORNIA 95054

BENEFICIARY:

HUNTON & WILLIAMS LLP DC 20037

2200 Pennsylvania Avenue NW, Suite 300-E

WASHINGTON DC 20037

APPLICANT:

VANDA PHARMACEUTICALS INC

2200 PENNSYLVANIA AVENUE NW

SUITE 300-E

WASHINGTON DC 20037

AMOUNT:	US $97,625.32 (NINTY SEVEN THOUSAND SIX HUNDRED TWENTY FIVE AND 32/100 U.S. DOLLARS)

EXPIRATION DATE:	(ONE YEAR FROM ISSUANCE)

LOCATION:	SANTA CLARA, CALIFORNIA

DEAR SIR/MADAM:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF IN          YOUR FAVOR AVAILABLE BY YOUR DRAFTS DRAWN ON US AT SIGHT IN THE FORM OF EXHIBIT “A” ATTACHED AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

1.	THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY.

2.	BENEFICIARY’S SIGNED STATEMENT STATING AS FOLLOWS:

“AN EVENT OF DEFAULT (AS DEFINED IN THE SUBLEASE) HAS OCCURRED BY                      AS SUBTENANT UNDER THAT CERTAIN SUBLEASE AGREEMENT BETWEEN SUBTENANT, AND                      AS SUBLANDLORD.”

PARTIAL DRAWS AND MULTIPLE PRESENTATIONS ARE ALLOWED.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST 60 DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND YOU A

ALL THE DETAILS SET FORTH HEREIN IN THIS LETTER OF CREDIT DRAFT IS APPROVED BY APPLICANT. IF THERE IS ANY DISCREPANCY BETWEEN THE DETAILS OF THIS LETTER OF CREDIT DRAFT AND THE LETTER OF CREDIT APPLICATION, BETWEEN APPLICANT AND SILICON VALLEY BANK, THE DETAILS HEREOF SHALL PREVAIL.”

APPLICANT’S SIGNATURE(s)	DATE

NOTICE BY REGISTERED MAIL OR OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS (OR ANY OTHER ADDRESS INDICATED BY YOU, IN A WRITTEN NOTICE TO US THE RECEIPT OF WHICH WE HAVE ACKNOWLEDGED, AS THE ADDRESS TO WHICH WE SHOULD SEND SUCH NOTICE) THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND                     . IN THE EVENT OF SUCH NOTICE OF NON-EXTENSION, YOU MAY DRAW HEREUNDER WITH A DRAFT STATED ABOVE AND ACCOMPANIED BY THIS ORIGINAL LETTER OF CREDIT AND AMENDMENT(S), IF ANY, ALONG WITH YOUR SIGNED STATEMENT STATING THAT YOU HAVE RECEIVED A NON-EXTENSION NOTICE FROM SILICON VALLEY BANK AND YOU HAVE NOT RECEIVED A REPLACEMENT LETTER OF CREDIT ACCEPTABLE TO YOU.

THIS LETTER OF CREDIT IS TRANSFERABLE ONE OR MORE TIMES, AT NO CHARGE TO ANY TRANSFEREE OF BENEFICIARY, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND ONLY UP TO THE THEN AVAILABLE AMOUNT, ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U. S. DEPARTMENT OF TREASURY AND U. S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S), IF ANY, MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR TRANSFER FORM ATTACHED HERETO AS EXHIBIT “B” DULY EXECUTED. THE CORRECTNESS OF THE SIGNATURE AND TITLE OF THE PERSON SIGNING THE TRANSFER FORM MUST BE VERIFIED BY BENEFICIARY’S BANK. NO FEES, CHARGES, REIMBURSEMENT WILL BE IMPOSED ON YOU OR SUCH TRANSFEREE IN CONNECTION WITH SUCH TRANSFER, NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN ANY TRANSFER FORM ATTACHED TO THIS LETTER OF CREDIT.

APPLICANT SHALL PAY OUR TRANSFER FEE OF  1⁄4 OF 1% OF THE TRANSFER AMOUNT (MINIMUM US$250.00) UNDER THIS LETTER OF CREDIT.

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.

ALL DEMANDS FOR PAYMENT SHALL BE MADE BY PRESENTATION OF THE ORIGINAL APPROPRIATE DOCUMENTS ON A BUSINESS DAY AT OUR OFFICE (THE “BANK’S OFFICE”) AT: SILICON VALLEY BANK, 3003 TASMAN DRIVE, SANTA CLARA, CA 95054, ATTENTION: STANDBY LETTER OF CREDIT NEGOTIATION SECTION

FACSIMILE PRESENTATIONS ARE PERMITTED. SHOULD BENEFICIARY WISH TO MAKE PRESENTATIONS UNDER THIS LETTER OF CREDIT ENTIRELY BY FACSIMILE TRANSMISSION IT NEED NOT TRANSMIT THIS LETTER OF CREDIT AND AMENDMENT(S), IF ANY. EACH FACSIMILE TRANSMISSION SHALL BE MADE AT: (408) 496-2418 OR (408) 969-6510 ; AND SIMULTANEOUSLY UNDER TELEPHONE ADVICE TO: (408) 654-6274 OR (408) 654-7716, ATTENTION: STANDBY LETTER OF CREDIT NEGOTIATION SECTION WITH ORIGINALS TO FOLLOW BY OVERNIGHT COURIER SERVICE; PROVIDED, HOWEVER, THE BANK WILL DETERMINE HONOR OR DISHONOR ON THE BASIS OF PRESENTATION BY FACSIMILE ALONE, AND WILL NOT EXAMINE THE ORIGINALS. IN ADDITION, ABSENCE OF THE AFORESAID TELEPHONE ADVICE SHALL NOT AFFECT OUR OBLIGATION TO HONOR ANY DRAW REQUEST.

IF THE ORIGINAL OF THIS STANDBY LETTER OF CREDIT NO.SVBSF          IS LOST, STOLEN OR DESTROYED, WE WILL ISSUE YOU A “CERTIFIED TRUE COPY” OF THIS STANDBY LETTER OF

ALL THE DETAILS SET FORTH HEREIN IN THIS LETTER OF CREDIT DRAFT IS APPROVED BY APPLICANT. IF THERE IS ANY DISCREPANCY BETWEEN THE DETAILS OF THIS LETTER OF CREDIT DRAFT AND THE LETTER OF CREDIT APPLICATION, BETWEEN APPLICANT AND SILICON VALLEY BANK, THE DETAILS HEREOF SHALL PREVAIL.”

APPLICANT’S SIGNATURE(s)	DATE

CREDIT NO.SVBSF          UPON OUR RECEIPT OF YOUR INDEMNITY LETTER TO SILICON VALLEY BANK WHICH WILL BE SENT TO YOU UPON OUR RECEIPT OF YOUR WRITTEN REQUEST THAT THIS STANDBY LETTER OF CREDIT NO.SVBSF          IS LOST, STOLEN, OR DESTROYED. IF THE ORIGINAL OF THIS STANDBY LETTER OF CREDIT NO. SVBSF          IS MUTILATED, WE WILL ISSUE YOU A REPLACEMENT STANDBY LETTER OF CREDIT WITH THE SAME NUMBER, DATE AND TERMS AS THE ORIGINAL UPON OUR RECEIPT OF THE MUTILATED STANDBY LETTER OF CREDIT.

WE HEREBY AGREE WITH THE BENEFICIARY THAT DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT WILL BE DULY HONORED UPON PRESENTATION TO US ON OR BEFORE THE EXPIRATION DATE OF THIS LETTER OF CREDIT OR ANY AUTOMATICALLY EXTENDED EXPIRATION DATE.

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (ISP98), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.

AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

ALL THE DETAILS SET FORTH HEREIN IN THIS LETTER OF CREDIT DRAFT IS APPROVED BY APPLICANT. IF THERE IS ANY DISCREPANCY BETWEEN THE DETAILS OF THIS LETTER OF CREDIT DRAFT AND THE LETTER OF CREDIT APPLICATION, BETWEEN APPLICANT AND SILICON VALLEY BANK, THE DETAILS HEREOF SHALL PREVAIL.”

APPLICANT’S SIGNATURE(s)	DATE

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

EXHIBIT A

DATE:	REF. NO.

AT SIGHT OF THIS DRAFT

PAY TO THE ORDER OF US$

US DOLLARS

DRAWN UNDER SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA, STANDBY LETTER OF CREDIT NUMBER NO. DATED

TO: SILICON VALLEY BANK 3003 TASMAN DRIVE SANTA CLARA, CA 95054	(BENEFICIARY’S NAME) Authorized Signature

GUIDELINES TO PREPARE THE DRAFT

1.	DATE: ISSUANCE DATE OF DRAFT.

2.	REF. NO.: BENEFICIARY’S REFERENCE NUMBER, IF ANY.

3.	PAY TO THE ORDER OF: NAME OF BENEFICIARY AS INDICATED IN THE L/C (MAKE SURE BENEFICIARY ENDORSES IT ON THE REVERSE SIDE).

4.	US$: AMOUNT OF DRAWING IN FIGURES.

5.	USDOLLARS: AMOUNT OF DRAWING IN WORDS.

6.	LETTER OF CREDIT NUMBER: SILICON VALLEY BANK’S STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.

7.	DATED: ISSUANCE DATE OF THE STANDBY L/C.

8.	BENEFICIARY’S NAME: NAME OF BENEFICIARY AS INDICATED IN THE L/C.

9.	AUTHORIZED SIGNATURE: SIGNED BY AN AUTHORIZED SIGNER OF BENEFICIARY.

ALL THE DETAILS SET FORTH HEREIN IN THIS LETTER OF CREDIT DRAFT IS APPROVED BY APPLICANT. IF THERE IS ANY DISCREPANCY BETWEEN THE DETAILS OF THIS LETTER OF CREDIT DRAFT AND THE LETTER OF CREDIT APPLICATION, BETWEEN APPLICANT AND SILICON VALLEY BANK, THE DETAILS HEREOF SHALL PREVAIL.”

APPLICANT’S SIGNATURE(s)	DATE

IF YOU HAVE QUESTIONS RELATED TO THIS STANDBY LETTER OF CREDIT PLEASE CONTACT US AT                     .

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

EXHIBIT B

TRANSFER FORM

DATE:

TO: SILICON VALLEY BANK
3003 TASMAN DRIVE	RE: IRREVOCABLE STANDBY LETTER OF CREDIT
SANTA CLARA, CA 95054	NO. ISSUED BY
ATTN:INTERNATIONAL DIVISION.	SILICON VALLEY BANK, SANTA CLARA
STANDBY LETTERS OF CREDIT	L/C AMOUNT:

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECTLY TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SINCERELY,
(BENEFICIARY’S NAME)

(SIGNATURE OF BENEFICIARY)

(NAME AND TITLE)

SIGNATURE AUTHENTICATED
The name(s), title(s), and signature(s) conform to that/those on file with us for the company and the signature(s) is/are authorized to execute this instrument.
(Name of Bank)

(Address of Bank)

(City, State, ZIP Code)

ALL THE DETAILS SET FORTH HEREIN IN THIS LETTER OF CREDIT DRAFT IS APPROVED BY APPLICANT. IF THERE IS ANY DISCREPANCY BETWEEN THE DETAILS OF THIS LETTER OF CREDIT DRAFT AND THE LETTER OF CREDIT APPLICATION, BETWEEN APPLICANT AND SILICON VALLEY BANK, THE DETAILS HEREOF SHALL PREVAIL.”

APPLICANT’S SIGNATURE(s)	DATE